Exhibit 99.1

Financial Institutions, Inc. Reports Net Income Available to Common Shareholders of $20.8 million, or $1.04 per Diluted Share, for the Second Quarter of 2026

The Company's community bank subsidiary delivered strong loan growth of 2.7% during the quarter and its wealth manager's assets under management surpassed a new milestone of $4.0 billion

WARSAW, N.Y., July 23, 2026 – Financial Institutions, Inc. (NASDAQ: FISI) (the "Company," "we" or "us") today reported financial and operational results for the second quarter ended June 30, 2026, reflecting strong performance by subsidiaries Five Star Bank (the "Bank") and Courier Capital, LLC ("Courier Capital"), including healthy loan growth, all-time-high assets under management ("AUM") and sustained profitability.

KEY FINANCIAL METRICS				Quarter-over-Quarter ("QoQ")			Year-over-Year ("YoY")
Dollars in thousands, except per share data Return metrics annualized	Q2 2026	Q1 2026	Q2 2025	Variance		%	Variance		%
Net income	$21,184	$20,985	$17,532	$199		0.9%	$3,652		20.8%
Net income available to common shareholders	20,819	20,621	17,168	198		1.0%	3,651		21.3%
Diluted earnings per common share	$1.04	$1.04	$0.85	$-		0.0%	$0.19		22.4%
Return on average assets	1.35%	1.37%	1.13%	(2)	bps		22	bps
Return on average equity	13.31%	13.43%	11.78%	(12)	bps		153	bps
Return on average tangible common equity(1)	14.88%	15.04%	13.27%	(16)	bps		161	bps
Efficiency ratio	55.33%	57.06%	59.68%	(173)	bps		(435)	bps
Total loans (end of period)	$4,752,965	$4,627,587	$4,536,002	$125,378		2.7%	$216,963		4.8%
Total deposits (end of period)	$5,299,465	$5,337,881	$5,156,014	$(38,416)		-0.7%	$143,451		2.8%

Second Quarter 2026 Highlights and Key Developments

•
Total loans of $4.75 billion at June 30, 2026 grew 2.7% from March 31, 2026, driven by robust commercial lending, while deposits of $5.30 billion were down modestly quarter-over-quarter, reflecting public deposit seasonality.
•
Net interest income reached a new quarterly high of $53.4 million and net interest margin of 3.70% reflected expansion of 3 and 21 basis points from the linked and year-ago quarters, respectively.
•
Noninterest income of $11.0 million was up 2.6% and 3.2% from the linked and year-ago quarters, respectively, supported by increased investment advisory fees as Courier Capital's AUM surpassed $4.0 billion.
•
The efficiency ratio improved to 55%, reflecting both strong revenue generation and disciplined expense management, as noninterest expense of $35.6 million held flat with the linked quarter.
•
Net charge-offs were 0.11% of average loans in the second quarter of 2026, while the ratio of allowance for credit losses on loans to total loans increased to 1.00% at June 30, 2026.

"We delivered another quarter of strong and profitable results, highlighted by annualized loan growth of more than 10%, healthy revenue generation and prudent expense management," said President and Chief Executive Officer Martin K. Birmingham. "Commercial loan growth was robust, driven by our core Western and Central New York markets, and our pipelines are healthy heading into the second half of the year. In our wealth business, assets under management grew to more than $4.0 billion as of June 30, 2026, as new business activity complemented market performance. Overall, our results continue to reflect disciplined execution by each of our business lines and our commitment to sustainable profitability and long-term value creation."

Chief Financial Officer and Treasurer W. Jack Plants II added, "Our disciplined approach to managing funding costs supported further net interest margin expansion to 3.70% for the second quarter. Given current rate dynamics, we are beginning to see deposit costs level off and remain focused on preserving margin stability amid a competitive environment. Heading into the third quarter, we remain focused on deposit retention and acquisition, credit disciplined loan growth and effective expense management. Capital strength remains a key pillar of our financial performance, with a tangible common equity ratio(1) of 9.02%, a common equity Tier 1 ratio of 11.44%, and a return on average tangible common equity(1) of 14.88%."

Net Interest Income and Net Interest Margin

NET INTEREST INCOME				QoQ			YoY
Dollars in thousands	Q2 2026	Q1 2026	Q2 2025	Variance		%	Variance		%
Interest income	$83,076	$81,563	$82,867	$1,513		1.9%	$209		0.3%
Interest expense	29,715	29,570	33,745	145		0.5%	(4,030)		-11.9%
Net interest income	53,361	51,993	49,122	1,368		2.6%	4,239		8.6%
Net interest margin (tax-equivalent basis)(2)	3.70%	3.67%	3.49%	3	bps		21	bps
Average interest-earning assets	$5,785,900	$5,724,534	$5,651,374	$61,366		1.1%	$134,526		2.4%
Average interest-bearing liabilities	4,559,420	4,513,440	4,518,370	45,980		1.0%	41,050		0.9%

Net interest income was $53.4 million, up $1.4 million from the linked quarter and up $4.2 million from the second quarter of 2025. Net interest margin of 3.70% reflected expansion of 3 and 21 basis points from the linked and year-ago quarters, respectively, driven by lower interest-bearing liability costs.

•
Average interest earning assets of $5.79 billion were up $61.4 million from the first quarter of 2026 and up $134.5 million from the second quarter of 2025. The linked quarter variance reflected increases in both average loans and investment securities, partially offset by a small decrease in the average balance of Federal Reserve interest-earning cash. The year-over-year variance reflected a $139.2 million increase in average balance of loans, partially offset by a $10.7 million decrease in the average balance of Federal Reserve interest-earning cash, as average balances of investment securities remained relatively consistent. The yield on interest-earning assets was 5.76% in both the first and second quarters of 2026, compared to 5.88% in the second quarter of 2025.
•
Average interest-bearing liabilities of $4.56 billion were up $46.0 million from the first quarter of 2026 and up $41.1 million from the second quarter of 2025. The linked quarter variance was due to increases in the average balances of savings and money market deposits and short-term borrowings, partially offset by decreases in long-term borrowings, average interest-bearing demand deposits and time deposits. The year-over-year variance reflected increases in the average balances of time deposits, short-term borrowings and savings and money market deposits, partially offset by decreases in average long-term borrowings and average interest-bearing demand deposits. The cost of interest-bearing liabilities was 2.61%, reflecting decreases of 4 and 39 basis points from the linked and year-ago quarters, respectively.

Noninterest Income

SELECT NONINTEREST INCOME CATEGORIES				QoQ Change		YoY Change
Dollars in thousands	Q2 2026	Q1 2026	Q2 2025	$	%	$	%
Investment advisory	$3,287	$3,061	$2,885	$226	7.4%	$402	13.9%
Investments in limited partnerships	(140)	224	307	(364)	-162.5%	(447)	-145.6%
Income from derivative instruments, net	518	239	339	279	116.7%	179	52.8%
Net gain (loss) on other assets	27	(481)	-	508	-105.6%	27	N/A
Other	1,200	1,770	1,284	(570)	-32.2%	(84)	-6.5%
Total noninterest income	10,954	10,673	10,617	281	2.6%	337	3.2%

Noninterest income was $11.0 million in the second quarter of 2026, versus $10.7 million in the first quarter of 2026 and $10.6 million in the second quarter of 2025. The linked quarter and year-over-year variances were driven by a variety of factors, including increased investment advisory income, reflecting both new business and market performance, and increased income from derivative instruments, net, which is based on the number and value of interest rate swap transactions executed during the quarter. Detail on other select categories with notable variances follows:

•
A loss on investments in limited partnerships, which are primarily small business investment companies, of $140 thousand was recognized in the second quarter of 2026, compared to gains of $224 thousand and $307 thousand in the linked and year-ago quarters, respectively. Income from these investments, which we account for under the equity method, fluctuates based on the maturity and performance of the underlying investments.
•
A net gain on other assets of $27 thousand was recognized in the second quarter of 2026, compared to a net loss of $481 thousand in the first quarter of 2026 related to the write-down of two branch locations that were held for sale as of March 31, 2026. No gain or loss was recorded in the second quarter of 2025.
•
Other noninterest income of $1.2 million was down from both the linked and year-ago quarters. The linked quarter variance was driven by a variety of factors, including insurance recoveries recorded in the first quarter of 2026 related to a previously disclosed deposit-related charge-off.

Noninterest Expense and Income Taxes

SELECT NONINTEREST EXPENSE CATEGORIES				QoQ Change		YoY Change
Dollars in thousands	Q2 2026	Q1 2026	Q2 2025	$	%	$	%
Salaries and employee benefits	$19,165	$18,601	$18,070	$564	3.0%	$1,095	6.1%
Computer and data processing	5,512	6,211	5,879	(699)	-11.3%	(367)	-6.2%
Total noninterest expense	35,605	35,595	35,682	10	0.0%	(77)	-0.2%

Noninterest expense was $35.6 million in both the first and second quarters of 2026 and $35.7 million in the second quarter of 2025. Detail on select categories with notable variances follows:

•
Salaries and employee benefits expense was $564 thousand higher than the first quarter of 2026, primarily driven by the timing of annual merit increases as well as the impact of an additional business day in the recent quarter, and $1.1 million higher than the second quarter of 2025, reflecting a combination of factors, including annual merit increases, incentive compensation and investments in personnel.
•
Computer and data processing expense was $699 thousand and $367 thousand lower than the linked and year-ago quarters, respectively, due in part to the termination of a vendor relationship in the first quarter of 2026.

INCOME TAXES				QoQ		YoY
Dollars in thousands	Q2 2026	Q1 2026	Q2 2025	Variance	%	Variance	%
Income tax expense	$4,418	$3,847	$3,963	$571	14.8%	$455	11.5%
Tax credit on investments placed in service/amortized	1,045	1,045	1,103	-	0.0%	(58)	-5.3%
Effective tax rate	17.3%	15.5%	18.4%	1.8%		-1.2%

Income tax expense was $4.4 million for the second quarter of 2026, compared to $3.8 million in the first quarter of 2026 and $4.0 million in the second quarter of 2025. Income tax expense reflects federal and state tax benefits that the Company recognized related to tax credit investments placed in service and/or amortized during each period, as outlined above.

•
The effective tax rate, which was 17.3% for the second quarter of 2026, fluctuates on a quarterly basis primarily due to the level of pre-tax earnings or loss and may differ from statutory rates due to interest income from tax-exempt securities, earnings on COLI and the impact of repositionings, the tax impact of restricted stock award vesting, and the impact of tax credit investments.

Balance Sheet Composition and Liquidity

SELECT BALANCE SHEET DATA				QoQ Change		YoY Change
Dollars in thousands, end of period	Q2 2026	Q1 2026	Q2 2025	$	%	$	%
Total assets	$6,334,952	$6,294,783	$6,143,766	$40,169	0.6%	$191,186	3.1%
Total investment securities	989,764	1,085,771	1,008,268	(96,007)	-8.8%	(18,504)	-1.8%
Commercial business and commercial mortgage	3,210,384	3,078,180	2,941,371	132,204	4.3%	269,013	9.1%
Residential real estate	738,681	727,640	722,880	11,041	1.5%	15,801	2.2%
Consumer indirect and other consumer	803,900	821,767	871,751	(17,867)	-2.2%	(67,851)	-7.8%
Total loans	4,752,965	4,627,587	4,536,002	125,378	2.7%	216,963	4.8%
Total deposits	5,299,465	5,337,881	5,156,014	(38,416)	-0.7%	143,451	2.8%
Short-term borrowings	182,000	114,000	101,000	68,000	59.6%	81,000	80.2%
Long-term borrowings, net	78,694	78,621	114,960	73	0.1%	(36,266)	-31.5%

Total loans of $4.75 billion at June 30, 2026 were up $125.4 million from the end of the linked quarter and up $217.0 million from June 30, 2025.

•
Strong commercial lending activity in the Bank's Western and Central New York markets drove both the linked quarter and year-over-year growth.

Total deposits were $5.30 billion at June 30, 2026, down $38.4 million from March 31, 2026, and up $143.5 million from June 30, 2025.

•
The linked quarter variance was primarily due to seasonally lower public deposit balances, while the year-over-year increase reflected increases in public, nonpublic and reciprocal deposit balances, partially offset by a decrease in brokered deposits. Public deposits represented 22% of total deposits at June 30, 2026, 23% at March 31, 2026, and 21% at June 30, 2025.

LIQUIDITY SOURCES				QoQ Change		YoY Change
Dollars in thousands, end of period	Q2 2026	Q1 2026	Q2 2025	$	%	$	%
Unencumbered securities	$29,876	$42,049	$132,898	$(12,173)	-28.9%	$(103,022)	-77.5%
FHLBNY borrowing availability	182,426	280,164	240,211	(97,738)	-34.9%	(57,785)	-24.1%
FRB excess cash	39,564	28,943	18,098	10,621	36.7%	21,466	118.6%
FRB discount window	900,825	919,931	856,993	(19,106)	-2.1%	43,832	5.1%
Total on-balance sheet liquidity	1,152,691	1,271,087	1,248,200	(118,396)	-9.3%	(95,509)	-7.7%

The Company maintains liquidity, both on and off-balance sheet, to meet customer demand. As outlined in the table above, at June 30, 2026, the Company had approximately $1.15 billion in available liquidity, excluding brokered deposit capacity, in addition to cash and cash equivalents of $99.2 million and available unsecured lines of credit totaling $155.0 million.

Capital Strength and Shareholder Returns

REGULATORY CAPITAL RATIOS	Q2 2026	Q1 2026	Q2 2025	QoQ Change		YoY Change
Leverage Ratio	10.06%	9.89%	9.45%	17	bps	61	bps
Common Equity Tier 1 Ratio	11.44%	11.37%	10.84%	7	bps	60	bps
Tier 1 Capital Ratio	11.76%	11.70%	11.17%	6	bps	59	bps
Total Risk Based Capital Ratio	14.20%	14.16%	13.27%	4	bps	93	bps

The Company's regulatory capital ratios at June 30, 2026 continued to exceed all regulatory capital requirements to be considered well capitalized.

SELECT SHAREHOLDERS' EQUITY AND PER SHARE DATA				QoQ			YoY
Dollars in thousands, except per share data	Q2 2026	Q1 2026	Q2 2025	Variance		%	Variance		%
Shareholders' equity	$643,441	$631,670	$601,668	$11,771		1.9%	$41,773		6.9%
Common shareholders' equity	626,156	614,385	584,383	11,771		1.9%	41,773		7.1%
Tangible common equity(1)	566,007	554,140	523,837	11,867		2.1%	42,170		8.1%
Common book value per share	$31.77	$31.21	$29.03	$0.56		1.8%	$2.74		9.4%
Tangible common book value per share(1)	$28.72	$28.15	$26.03	$0.57		2.0%	$2.69		10.3%
Common equity to assets ratio	9.88%	9.76%	9.51%	12	bps		37	bps
Tangible common equity to tangible assets ratio(1)	9.02%	8.89%	8.61%	13	bps		41	bps

Shareholders' equity grew to $643.4 million at June 30, 2026, compared to $631.7 million at March 31, 2026, and $601.7 million at June 30, 2025, primarily due to net income, net of dividends, retained.

•
The increase in shareholders' equity supported significant year-over-year expansion of both the common equity to assets ratio, which was 9.88% at June 30, 2026, and the tangible common equity to tangible assets ratio(1), or the TCE ratio, which was 9.02% at June 30, 2026.

The Company declared a common stock dividend of $0.32 per common share in the second quarter of 2026, consistent with the linked quarter and reflecting an increase of $0.01, or 3.2%, over the year-ago quarter, returning 30% of second quarter net income to common shareholders.

As of June 30, 2026, 503,313 shares, or approximately half of the amount authorized by the Board of Directors, remained available under the repurchase program that was approved in September 2025. The Company did not repurchase shares of its common stock under the share repurchase program in the second quarter of 2026.

Credit Quality

SELECT CREDIT QUALITY METRICS				QoQ			YoY
Dollars in thousands	Q2 2026	Q1 2026	Q2 2025	Variance		%	Variance		%
Non-performing loans	$39,007	$38,475	$32,436	$532		1.4%	$6,571		20.3%
Total non-performing loans to total loans	0.82%	0.83%	0.72%	(1)	bps		11	bps
Allowance for credit losses "ACL" - loans	47,497	44,661	47,291	2,836		6.4%	206		0.4%
ACL - loans to total loans ratio	1.00%	0.97%	1.04%	3	bps		(4)	bps
Provision for credit losses - loans	$4,133	$2,355	$2,377	$1,778		75.5%	$1,756		73.9%
Provision for credit losses	3,108	2,239	2,562	869		38.8%	$546		21.3%
Net charge-offs/average loans (annualized)	0.11%	0.44%	0.36%	(33)	bps		(25)	bps

The Company has remained strategically focused on the importance of credit discipline, allocating resources to credit and risk management functions as the loan portfolio has grown.

•
Non-performing loans were $39.0 million, or 0.82% of total loans, at June 30, 2026. The increase from one year prior primarily reflects one well-collateralized commercial business loan that moved to nonaccrual status in the first quarter of 2026, offset in part by the partial charge-off of a previously disclosed nonaccrual commercial business relationship for which a specific reserve was in place.
•
Provision for credit losses was $3.1 million in the second quarter of 2026 and was driven by a combination of factors, including loan growth and fluctuation in the balance of unfunded commitments. The provision for credit losses on unfunded commitments, which is included in the provision for credit losses as required by the current expected credit loss standard ("CECL"), totaled a credit of $1.0 million in the second quarter of 2026, compared to a credit of $116 thousand in the first quarter of 2026 and a provision of $185 thousand in the second quarter of 2025.

Subsequent Events

The Company is required, under U.S. generally accepted accounting principles ("GAAP"), to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended June 30, 2026 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2026, and will adjust amounts preliminarily reported, if necessary, in its Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

Conference Call

The Company will host an earnings conference call and audio webcast on July 24, 2026, at 8:30 a.m. Eastern Time. The call will be hosted by Martin K. Birmingham, President and Chief Executive Officer, and W. Jack Plants II, Chief Financial Officer and Treasurer. Within the United States, participants may access the call by dialing 1-877-425-9470 and requesting the “Financial Institutions, Inc. Second Quarter 2026 Earnings Conference Call.” A live webcast will also be available at https://viavid.webcasts.com/starthere.jsp?ei=1767913&tp_key=12f3894d15 in listen-only mode. A replay of the webcast will be available on the Company’s IR website, www.FISI-Investors.com, for at least 30 days.

About Financial Institutions, Inc.

Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.3 billion in assets offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Its Courier Capital, LLC subsidiary offers customized investment management, consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Learn more at FISI-Investors.com.

Non-GAAP Financial Information

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP measures to GAAP measures is included in Appendix A to this document.

The Company believes that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, performance trends and financial position. Our management uses these measures for internal planning and forecasting purposes and we believe that our presentation and discussion, together with the accompanying reconciliations, allows investors, security analysts and other interested parties to view our performance and the factors and trends affecting our business in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP measures, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure to evaluate the Company. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "anticipate," "believe," "continue," "estimate," "expect," "focus," "forecast," "intend," "may," "plan," "preliminary," "should," "target" or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; inflation; tariffs; changes in deposit flows and the cost and availability of funds; fraudulent deposit activity; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company's customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company's compliance with regulatory requirements; general economic and credit market conditions nationally and regionally; and macroeconomic volatility related to global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(2) Calculated on a tax-equivalent basis assuming a Federal income tax rate of 21%.

*****

For additional information contact:

Kate Croft

Director of Investor Relations and Corporate Communications

(716) 817-5159

klcroft@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2026		2025
SELECT BALANCE SHEET DATA:	June 30,	March 31,	December 31,	September 30,	June 30,
Cash and cash equivalents	$99,174	$85,451	$108,751	$185,945	$93,034
Investment securities:
Available for sale	910,466	1,003,697	922,472	923,592	916,149
Held-to-maturity, net	79,298	82,074	84,708	87,625	92,119
Total investment securities	989,764	1,085,771	1,007,180	1,011,217	1,008,268
Loans held for sale	2,502	1,034	3,365	2,252	2,356
Loans:
Commercial business	768,549	746,425	738,307	740,603	726,218
Commercial mortgage–construction	558,036	513,615	488,558	441,034	536,552
Commercial mortgage–multifamily	565,027	578,731	588,732	592,634	496,223
Commercial mortgage–non-owner occupied	970,966	922,628	942,219	893,884	873,207
Commercial mortgage–owner occupied	347,806	316,781	322,776	321,555	309,171
Residential real estate loans	662,582	652,861	657,001	648,397	647,205
Residential real estate lines	76,099	74,779	75,121	76,109	75,675
Consumer indirect	771,126	787,888	807,310	838,671	833,452
Other consumer	32,774	33,879	37,842	37,536	38,299
Total loans	4,752,965	4,627,587	4,657,866	4,590,423	4,536,002
Allowance for credit losses – loans	47,497	44,661	47,386	47,292	47,291
Total loans, net	4,705,468	4,582,926	4,610,480	4,543,131	4,488,711
Total interest-earning assets	5,834,020	5,787,556	5,755,696	5,739,699	5,614,008
Goodwill and other intangible assets, net	60,149	60,245	60,343	60,443	60,546
Total assets	6,334,952	6,294,783	6,274,140	6,288,052	6,143,766
Deposits:
Noninterest-bearing demand	950,510	953,397	962,724	959,404	940,341
Interest-bearing demand	712,124	744,690	672,323	776,445	704,871
Savings and money market	1,964,402	1,984,048	1,884,801	1,955,832	1,898,302
Time deposits	1,672,429	1,655,746	1,686,500	1,666,128	1,612,500
Total deposits	5,299,465	5,337,881	5,206,348	5,357,809	5,156,014
Short-term borrowings	182,000	114,000	109,000	55,000	101,000
Long-term borrowings, net	78,694	78,621	193,653	115,000	114,960
Total interest-bearing liabilities	4,609,649	4,577,105	4,546,277	4,568,405	4,431,633
Shareholders’ equity	643,441	631,670	628,854	621,720	601,668
Common shareholders’ equity	626,156	614,385	611,569	604,435	584,383
Tangible common equity (1)	566,007	554,140	551,226	543,992	523,837
Accumulated other comprehensive loss	(43,349)	(39,327)	$(33,030)	$(36,758)	$(42,214)

Common shares outstanding	19,706	19,686	19,797	20,130	20,128
Treasury shares	993	1,013	902	570	572
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	10.06%	9.89%	9.69%	9.77%	9.45%
Common equity Tier 1 capital ratio	11.44%	11.37%	11.11%	11.15%	10.84%
Tier 1 capital ratio	11.76%	11.70%	11.43%	11.48%	11.17%
Total risk-based capital ratio	14.20%	14.16%	14.90%	13.60%	13.27%
Common equity to assets	9.88%	9.76%	9.75%	9.61%	9.51%
Tangible common equity to tangible assets (1)	9.02%	8.89%	8.87%	8.74%	8.61%

Common book value per share	$31.77	$31.21	$30.89	$30.03	$29.03
Tangible common book value per share (1)	$28.72	$28.15	$27.84	$27.02	$26.03

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	Six Months Ended		2026		2025
SELECT STATEMENT OF OPERATIONS	June 30,		Second	First	Fourth	Third	Second
DATA:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Interest income	$164,639	$163,918	$83,076	$81,563	$84,649	$84,422	$82,867
Interest expense	59,285	67,932	29,715	29,570	32,438	32,633	33,745
Net interest income	105,354	95,986	53,361	51,993	52,211	51,789	49,122
Provision for credit losses	5,347	5,490	3,108	2,239	3,404	2,732	2,562
Net interest income after provision for credit losses	100,007	90,496	50,253	49,754	48,807	49,057	46,560
Noninterest income:
Service charges on deposits	2,127	2,141	1,083	1,044	1,082	1,137	1,089
Card interchange income	3,955	3,777	2,063	1,892	2,011	2,006	1,937
Investment advisory	6,348	5,622	3,287	3,061	3,074	3,023	2,885
Company owned life insurance	5,656	5,742	2,884	2,772	2,788	2,849	2,965
Investments in limited partnerships	84	722	(140)	224	457	223	307
Loan servicing	352	303	201	151	208	181	180
Income from derivative instruments, net	757	589	518	239	1,110	847	339
Net gain on sale of loans held for sale	306	257	181	125	195	285	140
Net gain on investment securities	328	3	-	328	225	703	3
Net (loss) gain on other assets	(454)	-	27	(481)	(225)	(281)	-
Net loss on tax credit investments	(802)	(1,026)	(350)	(452)	(446)	(513)	(512)
Other	2,970	2,860	1,200	1,770	1,430	1,596	1,284
Total noninterest income	21,627	20,990	10,954	10,673	11,909	12,056	10,617
Noninterest expense:
Salaries and employee benefits	37,766	34,968	19,165	18,601	19,323	18,522	18,070
Occupancy and equipment	7,806	7,572	3,941	3,865	4,104	3,814	3,982
Professional services	2,613	3,142	1,263	1,350	1,686	1,688	1,451
Computer and data processing	11,723	11,366	5,512	6,211	5,934	5,789	5,879
FDIC assessments	1,973	2,859	987	986	984	1,227	1,392
Advertising and promotions	1,116	837	592	524	482	491	495
Amortization of intangibles	194	212	96	98	100	103	105
Deposit-related charged-off items expense (recoveries)	235	(61)	126	109	77	144	233
Other	7,774	8,472	3,923	3,851	4,029	4,097	4,075
Total noninterest expense	71,200	69,367	35,605	35,595	36,719	35,875	35,682
Income before income taxes	50,434	42,119	25,602	24,832	23,997	25,238	21,495
Income tax expense	8,265	7,709	4,418	3,847	4,017	4,761	3,963
Net income	42,169	34,410	21,184	20,985	19,980	20,477	17,532
Preferred stock dividends	729	729	365	364	364	365	364
Net income available to common shareholders	$41,440	$33,681	$20,819	$20,621	$19,616	$20,112	$17,168
FINANCIAL RATIOS:
Earnings per share – basic	$2.11	$1.68	$1.06	$1.05	$0.98	$1.00	$0.85
Earnings per share – diluted	$2.08	$1.66	$1.04	$1.04	$0.96	$0.99	$0.85
Cash dividends declared on common stock	$0.64	$0.62	$0.32	$0.32	$0.31	$0.31	$0.31
Common dividend payout ratio	30.33%	36.90%	30.19%	30.48%	31.63%	31.00%	36.47%
Dividend yield (annualized)	3.31%	4.87%	3.29%	4.09%	3.95%	4.52%	4.84%
Return on average assets (annualized)	1.36%	1.12%	1.35%	1.37%	1.27%	1.32%	1.13%
Return on average equity (annualized)	13.37%	11.80%	13.31%	13.43%	12.53%	13.31%	11.78%
Return on average common equity (annualized)	13.50%	11.90%	13.44%	13.57%	12.64%	13.45%	11.88%
Return on average tangible common equity (annualized) (1)	14.96%	13.31%	14.88%	15.04%	14.02%	14.98%	13.27%
Efficiency ratio (2)	56.18%	59.24%	55.33%	57.06%	57.43%	56.78%	59.68%
Effective tax rate	16.4%	18.3%	17.3%	15.5%	16.7%	18.9%	18.4%

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(2) The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e., the sum of net interest income (tax-equivalent basis assuming a Federal income tax rate of 21%) and noninterest income before net gains on investment securities. This is a banking industry measure not required by GAAP.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	Six Months Ended		2026		2025
	June 30,		Second	First	Fourth	Third	Second
SELECT AVERAGE BALANCES:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Federal funds sold and interest-earning deposits	$29,301	$55,306	$28,347	$30,266	$48,418	$31,461	$39,027
Investment securities (1)	1,066,571	1,078,600	1,077,633	1,055,385	1,066,829	1,059,244	1,071,628
Loans:
Commercial business	741,484	699,141	745,977	736,942	731,314	726,315	720,347
Commercial mortgage	2,367,615	2,212,786	2,392,003	2,342,957	2,313,465	2,239,666	2,221,576
Residential real estate loans	654,822	646,001	655,028	654,614	650,190	648,642	645,007
Residential real estate lines	74,523	74,860	74,853	74,189	75,288	75,774	75,010
Consumer indirect	787,178	843,763	779,336	795,107	823,521	838,026	839,294
Other consumer	33,892	40,850	32,723	35,074	36,917	37,741	39,485
Total loans	4,659,514	4,517,401	4,679,920	4,638,883	4,630,695	4,566,164	4,540,719
Total interest-earning assets	5,755,386	5,651,307	5,785,900	5,724,534	5,745,942	5,656,869	5,651,374
Goodwill and other intangible assets, net	60,256	60,663	60,207	60,305	60,404	60,505	60,610
Total assets	6,249,798	6,218,412	6,271,961	6,227,388	6,261,856	6,159,886	6,216,657
Interest-bearing liabilities:
Interest-bearing demand	709,029	738,055	701,768	716,370	713,033	687,978	730,979
Savings and money market	1,941,869	1,964,884	1,976,903	1,906,445	1,924,952	1,881,445	1,953,412
Time deposits	1,679,954	1,598,381	1,676,759	1,683,185	1,692,138	1,643,342	1,631,407
Short-term borrowings	116,782	90,636	125,331	108,138	79,913	110,011	86,099
Long-term borrowings, net	88,923	120,648	78,659	99,302	133,242	114,976	116,473
Total interest-bearing liabilities	4,536,557	4,512,604	4,559,420	4,513,440	4,543,278	4,437,752	4,518,370
Noninterest-bearing demand deposits	947,322	925,043	944,037	950,644	955,880	960,089	923,409
Total deposits	5,278,174	5,226,363	5,299,467	5,256,644	5,286,003	5,172,854	5,239,207
Total liabilities	5,613,678	5,630,349	5,633,343	5,593,794	5,629,101	5,549,575	5,619,834
Shareholders’ equity	636,120	588,063	638,618	633,594	632,755	610,311	596,823
Common equity	618,835	570,778	621,333	616,309	615,470	593,026	579,538
Tangible common equity (2)	558,579	510,115	561,126	556,004	555,066	532,521	518,928
Common shares outstanding:
Basic	19,665	20,290	19,687	19,642	20,093	20,122	20,107
Diluted	19,931	20,291	19,941	19,922	20,347	20,336	20,294
SELECTED AVERAGE YIELDS: (Tax equivalent basis)
Investment securities (3)	4.47%	4.30%	4.46%	4.48%	4.48%	4.45%	4.34%
Loans	6.07%	6.23%	6.07%	6.07%	6.20%	6.29%	6.26%
Total interest-earning assets	5.76%	5.84%	5.76%	5.76%	5.86%	5.93%	5.88%
Interest-bearing demand	1.06%	1.18%	1.08%	1.04%	1.20%	1.09%	1.21%
Savings and money market	2.31%	2.71%	2.33%	2.29%	2.46%	2.62%	2.67%
Time deposits	3.45%	4.19%	3.38%	3.53%	3.73%	3.88%	4.08%
Short-term borrowings	2.52%	1.95%	2.62%	2.40%	1.77%	2.41%	1.80%
Long-term borrowings, net	6.91%	5.17%	6.99%	6.84%	6.31%	5.53%	5.35%
Total interest-bearing liabilities	2.63%	3.03%	2.61%	2.65%	2.83%	2.92%	3.00%
Net interest rate spread	3.13%	2.81%	3.15%	3.11%	3.03%	3.01%	2.88%
Net interest margin	3.68%	3.42%	3.70%	3.67%	3.62%	3.65%	3.49%

(1) Includes investment securities at adjusted amortized cost.

(2) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(3) The interest on tax-exempt securities is calculated on a tax-equivalent basis assuming a Federal income tax rate of 21%.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	Six Months Ended		2026		2025
	June 30,		Second	First	Fourth	Third	Second
ASSET QUALITY DATA:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for Credit Losses – Loans
Beginning balance	$47,386	$48,041	$44,661	$47,386	$47,292	$47,291	$48,964
Net loan charge-offs (recoveries):
Commercial business	2,967	1,960	(23)	2,990	46	123	1,903
Commercial mortgage–construction	-	-	-	-	(10)	(357)	-
Commercial mortgage–multifamily	-	-	-	-	-	-	-
Commercial mortgage–non-owner occupied	(2)	595	(1)	(1)	-	(1)	596
Commercial mortgage–owner occupied	(1)	(2)	-	(1)	-	(1)	(1)
Residential real estate loans	19	133	-	19	(4)	(25)	92
Residential real estate lines	27	27	30	(3)	-	-	27
Consumer indirect	2,990	3,091	1,140	1,850	2,239	1,926	942
Other consumer	377	615	151	226	140	396	491
Total net charge-offs (recoveries)	6,377	6,419	1,297	5,080	2,411	2,061	4,050
Provision for credit losses – loans	6,488	5,669	4,133	2,355	2,505	2,062	2,377
Ending balance	$47,497	$47,291	$47,497	$44,661	$47,386	$47,292	$47,291

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.81%	0.57%	-0.01%	1.65%	0.02%	0.07%	1.06%
Commercial mortgage–construction	0.00%	0.00%	0.00%	0.00%	-0.01%	-0.31%	0.00%
Commercial mortgage–multifamily	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgage–non-owner occupied	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgage–owner occupied	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Residential real estate loans	0.01%	0.04%	0.00%	0.01%	0.00%	-0.02%	0.06%
Residential real estate lines	0.07%	0.07%	0.16%	-0.03%	0.00%	0.00%	0.14%
Consumer indirect	0.77%	0.74%	0.59%	0.94%	1.08%	0.91%	0.45%
Other consumer	2.24%	3.04%	1.85%	2.61%	1.50%	4.16%	4.99%
Total loans	0.28%	0.29%	0.11%	0.44%	0.21%	0.18%	0.36%

Supplemental information (1)
Non-performing loans:
Commercial business	$7,677	$3,671	$7,677	$6,698	$4,709	$3,799	$3,671
Commercial mortgage–construction	20,520	19,621	20,520	20,520	20,321	19,794	19,621
Commercial mortgage–multifamily	540	-	540	540	540	540	-
Commercial mortgage–non-owner occupied	-	164	-	-	-	-	164
Commercial mortgage–owner occupied	981	-	981	983	1,095	1,102	-
Residential real estate loans	6,974	5,885	6,974	7,434	6,443	5,877	5,885
Residential real estate lines	412	299	412	431	374	212	299
Consumer indirect	1,772	2,571	1,772	1,767	2,155	2,482	2,571
Other consumer	131	225	131	102	118	145	225
Total non-performing loans	39,007	32,436	39,007	38,475	35,755	33,951	32,436
Foreclosed assets	552	142	552	552	94	142	142
Total non-performing assets	$39,559	$32,578	$39,559	$39,027	$35,849	$34,093	$32,578

Total non-performing loans to total loans	0.82%	0.72%	0.82%	0.83%	0.77%	0.74%	0.72%
Total non-performing assets to total assets	0.62%	0.53%	0.62%	0.62%	0.57%	0.54%	0.53%
Allowance for credit losses – loans to total loans	1.00%	1.04%	1.00%	0.97%	1.02%	1.03%	1.04%
Allowance for credit losses – loans to non-performing loans	122%	146%	122%	116%	133%	139%	146%

(1) At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Reconciliation to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share amounts)

	Six Months Ended		2026		2025
	June 30,		Second	First	Fourth	Third	Second
	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$6,334,952	$6,294,783	$6,274,140	$6,288,052	$6,143,766
Less: Goodwill and other intangible assets, net			60,149	60,245	60,343	60,443	60,546
Tangible assets			$6,274,803	$6,234,538	$6,213,797	$6,227,609	$6,083,220

Ending tangible common equity:
Common shareholders’ equity			$626,156	$614,385	$611,569	$604,435	$584,383
Less: Goodwill and other intangible assets, net			60,149	60,245	60,343	60,443	60,546
Tangible common equity			$566,007	$554,140	$551,226	$543,992	$523,837

Tangible common equity to tangible assets (1)			9.02%	8.89%	8.87%	8.74%	8.61%

Common shares outstanding			19,706	19,686	19,797	20,130	20,128
Tangible common book value per share (2)			$28.72	$28.15	$27.84	$27.02	$26.03

Average tangible assets:
Average assets	$6,249,798	$6,218,412	$6,271,961	$6,227,388	$6,261,856	$6,159,886	$6,216,657
Less: Average goodwill and other intangible assets, net	60,256	60,663	60,207	60,305	60,404	60,505	60,610
Average tangible assets	$6,189,542	$6,157,749	$6,211,754	$6,167,083	$6,201,452	$6,099,381	$6,156,047

Average tangible common equity:
Average common equity	$618,835	$570,778	$621,333	$616,309	$615,470	$593,026	$579,538
Less: Average goodwill and other intangible assets, net	60,256	60,663	60,207	60,305	60,404	60,505	60,610
Average tangible common equity	$558,579	$510,115	$561,126	$556,004	$555,066	$532,521	$518,928

Net income available to common shareholders	$41,440	$33,681	$20,819	$20,621	$19,616	$20,112	$17,168
Return on average tangible common equity (3)	14.96%	13.31%	14.88%	15.04%	14.02%	14.98%	13.27%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Net income available to common shareholders (annualized) divided by average tangible common equity.